UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SYNTEC OPTICS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SYNTEC OPTICS HOLDINGS, INC.

515 Lee Road

Rochester, New York 14606

December 8, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Syntec Optics Holdings, Inc., or the Annual Meeting, which will be held on Tuesday, January 20, 2026, at 05:00 p.m., Eastern time. This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at www.colonialstock.com/syntec2026. You will be able to attend the Annual Meeting by first registering at www.colonialstock.com/syntec2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

●	to elect two directors to the Board of Directors to hold office until the 2028 Annual Meeting of stockholders;

●	to ratify the appointment of CBIZ, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	to approve the grant of Restricted Stock Units (RSUs) pursuant to Section 6 of the 2023 Equity Incentive Plan;

●	to amend the Second Amended and Restated Certificate of Incorporation;

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at https://www.colonialstock.com/syntec2026. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Syntec Optics Holdings, Inc., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

By:	/s/ Al Kapoor
Al Kapoor
Chairman of the Board and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Colonial Stock Transfer Company, Inc.

7840 S 700 E, Sandy, UT 84070

801-355-5740

Notice of Annual Meeting of Stockholders

Date:	January 20, 2026

Time:	05:00 p.m., Eastern Time

Place:	This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at https://www.colonialstock.com/syntec2026. You will be able to attend the Annual Meeting by first registering at https://www.colonialstock.com/syntec2026. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

At our 2025 Annual Meeting, we will ask you:

●	to elect two directors to the Board of Directors to hold office until the 2028 Annual Meeting of stockholders;

●	to ratify the appointment of CBIZ, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	to approve the grant of Restricted Stock Units (RSUs) pursuant to Section 6 of the 2023 Equity Incentive Plan;

●	to amend the Second Amended and Restated Certificate of Incorporation;

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Syntec Optics Holdings, Inc. at the close of business on November 24, 2025, or the Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Al Kapoor
Al Kapoor
Chairman of the Board and Chief Executive Officer

Rochester, New York

December 8, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 20, 2026: Our Proxy Statement for the 2025 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2024 are available at https://www.colonialstock.com/syntec2026.

You are cordially invited to attend the Annual Meeting via live webcast by visiting https://www.colonialstock.com/syntec2026. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet by going to https://www.colonialstock.com/syntec2026 or by telephone by calling Colonial Stock Transfer Company, Inc. at (801) 355-5740 or to sign, date and mark the proxy card promptly and return it to Syntec Optics Holdings, Inc. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Annual Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

THE MEETING

General

Syntec Optics Holdings, Inc., or Syntec Optics, is a Delaware corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Syntec Optics Holdings, Inc. The term “Annual Meeting” as used in this proxy statement refers to the 2025 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at https://www.colonialstock.com/syntec2026, where you can access this proxy statement for the 2025 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), and our proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our Annual Meetings on the environment. The proxy materials for the Annual Meeting of Stockholders are expected to be mailed to stockholders on or about December 10, 2025.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at https://www.colonialstock.com/syntec2026. This process is described below in the section entitled “Voting Rights.”

If you owned shares of common stock of Syntec Optics at the close of business on November 24, 2025 (the “Record Date”), you are entitled to vote at the Annual Meeting, as set out below. Each share of common stock is entitled to one vote per share. On the Record Date, there were 36,920,226 shares of common stock outstanding.

This year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene on January 20, 2026, at 05:00 p.m. Eastern time. In order to participate in the Annual Meeting live via the Internet, you must register at https://www.colonialstock.com/syntec2026 by 11:59 p.m. Eastern Time by January 19, 2026. If you are a registered holder, you must register using the virtual control number included on your Notice of Internet Availability of proxy materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2025 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.colonialstock.com/syntec2026.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at https://www.colonialstock.com/syntec2026.

The Annual Meeting can be accessed by visiting https://www.colonialstock.com/syntec2026, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any technical difficulties accessing the Annual Meeting live audio webcast during the meeting time, there will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 04:45 p.m. Eastern time on January 20, 2026, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email annualmeeting@colonialstock.com or call (801) 355-5740.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote:

●	to elect two directors to the Board of Directors to hold office until the 2028 Annual Meeting of stockholders;

●	to ratify the appointment of CBIZ, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

●	to approve the grant of Restricted Stock Units (RSUs) pursuant to Section 6 of the 2023 Equity Incentive Plan;

●	to amend the Second Amended and Restated Certificate of Incorporation;

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of 18,460,114 shares, representing a majority of the voting power of the outstanding 36,920,226 shares of capital stock entitled to vote at the Annual Meeting as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. We will include proxies marked as abstentions, withheld votes, and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

Holders of our common stock are entitled to one vote at the Annual Meeting for each share of the common stock that he or she owned as of the Record Date.

You may vote your shares at the Annual Meeting via live webcast, by phone, over the Internet or by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to https://www.colonialstock.com/syntec2026. To vote by phone, please call (801) 355-5740. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares “FOR” the Board’s nominees for director; “FOR” the ratification of the appointment of our independent registered public accounting firm; “FOR” the grant of restricted stock units (RSUs) under the 2023 Equity Incentive Plan; “FOR” the amendment of the second amended and restated certificate of incorporation; and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

●	With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on Proposal 1. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

●	With respect to the second proposal (approval of grant of Restricted Stock Units (RSUs) pursuant to Section 6 of the 2023 Equity Incentive Plan), the affirmative vote of the holders of a majority of the voting power of the total votes cast, in person or by proxy, at the Annual Meeting is required to approve this proposal. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

●	With respect to the third proposal (ratification of independent registered public accounting firm), the affirmative vote of the holders of a majority of the voting power of the total votes cast, in person or by proxy, at the Annual Meeting is required to approve this proposal. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

●	With respect to the fourth proposal (amendment of second amended and restated certificate of incorporation), the affirmative vote of the holders of a majority of the voting power of all of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal. As a result, abstentions and broker non-votes, if any, will count as votes “AGAINST” this proposal.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of Syntec Optics and our stockholders and unanimously recommends a vote “FOR” the Board’s nominees for director; “FOR” the ratification of the appointment of our independent registered public accounting firm; “FOR” the grant of RSUs under the 2023 Equity Incentive Plan; “FOR” the amendment of the second amended and restated certificate of incorporation; and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.

The Board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the Nasdaq (the exchange that makes such determinations) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the Nasdaq. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the Nasdaq until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe Proposal 2 to ratify the appointment of CBIZ, Inc. as our independent registered public accounting firm, is likely to be considered a “routine” item. This means that brokers may vote using their discretion on such proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-routine”, and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. We believe Proposal 1 to elect two directors to the Board of Directors to hold office until the 2028 Annual Meeting of stockholders, Proposal 3 to grant the RSUs under the 2023 Equity Incentive Plan, and Proposal 4 to amend the second amended and restated certificate of incorporation; are likely to be considered “non-routine”, which means that brokers cannot vote your uninstructed shares when they do not receive voting instructions from you. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for these proposals.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Annual Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Colonial Stock Transfer Company, Inc. by phone at (801) 355-5740, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing a letter with our Secretary revoking the proxy;
●	submitting another signed proxy with a later date; or
●	attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Syntec Optics.

Solicitation of Proxies

We will pay the costs of soliciting proxies from our stockholders, directors, officers or employees of Syntec Optics and may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

We have also retained Colonial Stock Transfer Company, Inc. to assist us in the solicitation of proxies. Colonial Stock Transfer Company, Inc. will solicit proxies on behalf of us from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The standard fees per fixed fee schedule will be paid to Colonial Stock Transfer Company, Inc. We have also agreed to indemnify Colonial Stock Transfer Company, Inc. against certain claims.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of three classes and a total of five directors, two of whom are being nominated for reelection at this Annual Meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Director nominees are selected or recommended to the board of directors solely by independent directors or by a nominations committee that is comprised entirely of independent directors

The two nominees listed below are incumbent directors. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is uncontested.

Syntec Optics intends to rely on the exemption available to a “controlled company” for the requirement that a majority of Syntec Optics Board must be comprised of independent directors under Nasdaq Rule 5605(b)(1).

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. In accordance with our Bylaws (the “Bylaws”) and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election as Class II Directors at the Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees for the 2025 Annual Meeting:

Name	Age	Position(s) Held With Syntec Optics	Director Since
Wally Bishop	64	Director	2023
Albert A. Manzone	62	Director	2023

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Wally Bishop brings decades of expertise in regulatory compliance, independent financial audits, and corporate governance. He began his career as an audit manager at KPMG in 1985. He served as Chief Administrative Officer at Barclays Bank (NYSE: BSC) from 1995 to 1997. He joined Deutsche Bank (NYSE: DB) in 1997 and retired in 2019 as Chief Operating Officer of Deutsche Bank’s US Bank after over two decades. Mr. Bishop served as a senior advisor to the SPAC Thunder Bridge Capital Acquisition II, which merged with Indie Semiconductor in 2021 (NASDAQ: INDI). Currently, Mr. Bishop serves on the board of directors of Webull Corporation (NASDAQ: BULL). As Chair of the Audit Committee, Mr. Bishop will provide the independent oversight of the independent auditors. Mr. Bishop received his BBA from Baruch College and an MBA from St. John’s University.

Experience and Qualifications:

Wally Bishop brings a wealth of experience in regulatory compliance, financial audits, and corporate governance to the Board of Directors. His career spans over three decades, with significant roles at leading financial institutions.

●	Audit Experience: Bishop’s career began at KPMG, where he honed his skills as an audit manager. This experience has provided him with a deep understanding of financial reporting standards and best practices.
●	Senior Leadership Roles: He has held senior leadership positions at major banks, including Chief Administrative Officer at Barclays Bank and Chief Operating Officer at Deutsche Bank US Bank. These roles have equipped him with valuable insights into the complexities of operating large-scale financial institutions.
●	Board Experience: Bishop’s involvement with Thunder Bridge Capital Acquisition II demonstrates his experience advising on mergers and acquisitions and his ability to contribute to a company’s strategic direction.

Skills and Attributes:

●	Regulatory Expertise: Bishop’s extensive experience in the financial industry has given him a deep understanding of regulatory compliance requirements. His expertise will be invaluable in ensuring the company complies with all relevant regulations.
●	Financial Acumen: His background in auditing and financial management positions him well to oversee the company’s financial performance and ensure the accuracy of its financial reporting.
●	Corporate Governance: Bishop’s experience in senior leadership roles has provided him with a strong understanding of corporate governance principles. He will be able to contribute to the development and implementation of effective governance practices.
●	Independent Oversight: As Chair of the Audit Committee, Bishop will provide the independent oversight of independent auditors, ensuring the integrity of the company’s financial reporting.

Conclusion:

Wally Bishop’s extensive experience, combined with his strong skills in regulatory compliance, financial oversight, and corporate governance, makes him a valuable addition to the Board of Directors. His expertise will be instrumental in guiding the company’s strategic direction and ensuring its continued success.

Albert A. Manzone brings decades of expertise in strategic vision, operational excellence, M&A, talent development, and compensation planning. Mr. Manzone was at McKinsey and Company from 1993-1997, followed by PepsiCo (NASDAQ: PEP) for over a decade, working on many critical initiatives in the global operations including the acquisition and postclose operations integration of Tropicana, Quaker, and Tropicana. Mr. Manzone has held numerous executive leadership roles including President PepsiCo Shelf Stable Juices North America, President, Europe at Oettinger Davidoff AG; President Consumer Health, Southeast Europe, at Novartis (NYSE: NVS); President, Europe at Wm. Wrigley Jr. Company; and CEO of Whole Earth Brands (NASDAQ: FREE) leading a successful turnaround, doubling the company size and succesfully taking it public through a NASDAQ listing. Mr. Manzone serves as Director and Member of the Audit Committee on the Perrigo (NYSE: PRGO) Board; Past-President of the Board of the Northwestern Alumni Association; and Director of the Price Albert II of Monaco Foundation for the Environment. He holds a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University, and a graduate degree in international business from the Sorbonne University.

Experience and Qualifications:

Albert A. Manzone brings a wealth of experience in strategic vision, operational excellence, mergers and acquisitions, talent development, and compensation planning to the Board of Directors. His career spans over two decades, with significant roles at leading global companies.

●	Strategic Consulting: His early career at McKinsey & Company provided him with a strong foundation in strategic consulting and problem-solving.
●	Global Operations: At PepsiCo, Manzone gained extensive experience in global operations, overseeing critical initiatives such as acquisitions and post-merger integrations.
●	Executive Leadership: He has held numerous executive leadership roles, including President of PepsiCo Shelf Stable Beverages North America, President of Europe at Oettinger Davidoff AG, Novartis, and Wm. Wrigley Jr. Company. This experience has equipped him with a deep understanding of business strategy, operational efficiency, and leadership development.
●	Turnaround Expertise: As CEO of Whole Earth Brands, Manzone successfully led a turnaround, doubled the size of the company and took it public through a NASDAQ listing, demonstrating his ability to drive growth and profitability.

Skills and Attributes:

●	Strategic Vision: Manzone’s experience in strategic consulting and executive leadership positions has given him a keen ability to develop and implement effective strategies.
●	Operational Excellence: His track record in global operations and turnaround management demonstrates his commitment to operational efficiency and continuous improvement.
●	M&A Expertise: Manzone’s involvement in numerous mergers and acquisitions positions him well to contribute to the company’s growth and strategic direction.
●	Talent Development: His experience in leadership roles at large organizations highlights his ability to develop and mentor talent, fostering a high-performing culture.
●	Compensation Planning: Manzone’s expertise in compensation planning will be valuable in ensuring that the company’s compensation programs are competitive and aligned with its strategic objectives.

Conclusion:

Albert A. Manzone’s extensive experience in strategic vision, operational excellence, M&A, talent development, and compensation planning make him a valuable addition to the Board of Directors. His deep understanding of the global business landscape, combined with his proven leadership skills, will be instrumental in guiding the company’s future success.

Board Membership Diversity

In accordance with the Board Diversity Rules (Rule 5605(f) and Rule 5606) promulgated by The Nasdaq Stock Market LLC (“Nasdaq”), the following Board Diversity Matrix presents our Board diversity statistics. The minimum diversity objective for smaller reporting companies listed on The Nasdaq Global Market after August 6, 2022 must have (i) at least one diverse director within one year from the initial date of listing or December 31, 2024, whichever is later, and (ii) two diverse directors within two years of the initial date of listing or December 31, 2025, whichever is later, who self-identifies as either female, an underrepresented minority or LGBTQ+. “Underrepresented Minority” means an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities. “Two or More Races or Ethnicities” means a person who identifies with more than one of the following categories: White (not of Hispanic or Latinx origin), Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander.

Board Diversity Matrix (As of November 24, 2025)

Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	0	0	5
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	5

The Board recommends a vote “FOR” all of the nominees for election as directors.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

Our Board currently consists of three classes of a total of five directors. Our directors each serve staggered three-year terms with one class being elected at each year’s Annual Meeting of stockholders, as follows:

●	Class I, which consists of Brent Rosenthal and Dean Rudy, whose term will expire at the 2027 Annual Meeting;
●	Class II, which consists of Wally Bishop and Albert A. Manzone, whose terms will expire at the 2025 Annual Meeting; and
●	Class III, which consists of Al Kapoor, whose term will expire at the 2026 Annual Meeting.

We have no formal policy regarding board diversity. Our priority selecting our Board members is the identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Syntec Optics. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. The board met four times in the fiscal year ended December 31, 2024. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board during the last fiscal year. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Board of Directors

The following table sets forth our current directors, as of the date of this proxy statement, other than two of our current directors who are nominated for election at the 2025 Annual Meeting.

Continuing Members of The Board of Directors

Current Class I Directors (Terms to Expire at the 2027 Annual Meeting)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Position(s) Held With Syntec Optics	Director Since
Brent Rosenthal	54	Director	2023
Dean Rudy	65	Director	2024

Brent D. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and microcap equities. Currently, Mr. Rosenthal serves as Chairman of the board of directors of Pitney Bowes Inc. (NYSE: PBI) and lead independent director for Puerto Rico closed-end mutual funds that share a common investment advisor, as well as a member of the board of directors at Horizon Kinetics Corporation (OTC: HKHC) and Syntec Optics Holdings, Inc. (NASDAQ: OPTX). Previously, he has served as a director of Comscore, Inc. (NASDAQ: SCOR), Rentrak Corporation (NASDAQ: RENT), FLYHT Aerospace Solutions Ltd (OTCQX: FLYLF), RiceBran Technologies (OTCPK: RIBT), and SITO Mobile (NASDAQ: SITO) as well as Advisor to the board of Park City Group, Inc. (NASDAQ: PCYG), the parent company of ReposiTrak Inc. Earlier in his career, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management, an employee-owned investment manager, where he worked from 2002 to 2016, during which time he was an Advisor to the boards of directors of Virgin Media (NASDAQ: VMED) and Time Warner Cable (NYSE: TWC). Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served as a Deloitte & Touche LLP advisor to emerging media companies. Mr. Rosenthal earned his B.S. from Lehigh University and M.B.A. from the S.C. Johnson Graduate School of Management at Cornell University and is also an inactive Certified Public Accountant.

Financial Expertise:

●	Deep understanding of capital markets: His experience in public and private equity and debt markets, including bank debt, sub-debt, and venture capital, provides him with a comprehensive understanding of capital structure and financing strategies.
●	Proven track record in M&A: His involvement in M&A transactions in the communications sector demonstrates his ability to assess strategic opportunities and execute complex deals.
●	Financial analysis and operational improvement: His role as a consultant for Virgin Media and Time Warner Cable showcases his expertise in financial analysis, identifying operational inefficiencies, and recommending improvements.

Industry Experience:

●	Deep knowledge of the communications sector: His career has been primarily in the communications industry, giving him a strong understanding of market dynamics, technological trends, and the competitive landscape.
●	Experience with optics and photonics: His recent focus on small and micro-cap equities in the communications sector, particularly those leveraging optics and photonics, aligns directly with Syntec Optics’ business.

Board Experience:

●	Proven board leadership: His tenure as a board member and non-executive chairman of Rentrak demonstrates his ability to provide strategic guidance and oversight.
●	Understanding of board responsibilities: His experience serving on various boards gives him a strong understanding of corporate governance, fiduciary duties, and risk management.

Additional Attributes:

●	Strong analytical skills: His background in auditing and financial analysis suggests he can evaluate complex financial information and make informed decisions.
●	Strategic thinking: His experience in M&A and operational improvement indicates a strategic mindset, allowing him to identify growth opportunities and develop effective strategies.
●	Effective communication: His ability to communicate complex financial and operational concepts to diverse audiences, including investors, management, and board members, is essential for effective board participation.

In conclusion, Brent Rosenthal’s combination of financial expertise, industry knowledge, board experience, and strong analytical and strategic skills makes him well qualified to serve on Syntec Optics’ board. His contributions can help guide the company’s strategic direction, financial performance, and overall success.

Dean Rudy brings over 30 years of experience, with a unique combination of financial and operational leadership skills cultivated in small, medium, and Fortune 100-sized businesses, and a common thread of partnering with management teams to achieve profitable company growth. Dean started his career and worked for 17 years at Xerox Corporation, where he held many roles within their manufacturing organization. He also served as the worldwide controller for their Small Office / Home Office division and the general manager of their Personal Copier Unit. More recently, Dean has led the finance and accounting at medium-sized businesses across a broad array of industries, including printing and publishing, metal recycling, and retail. His last assignment was as CFO for Auction Direct USA, a multi-state used-car superstore. Mr. Rudy’s experience includes enabling the division at Xerox to grow from under $50M to $500M and improving the management of accounting, reporting, and strategy during rapid growth. At other manufacturing organizations, after Xerox, he implemented enterprise systems that seamlessly combined all material flows, purchases, sales, and accounting while enabling reporting capabilities to drive pricing and competitive strategies. He drove streamlining systems for customer processes, KPIs, forecasting, IT infrastructure, and new product expansions. Dean has an MBA in finance and accounting from the Olin Business School at Washington University in St. Louis and a BA in economics from St. Olaf College in Northfield, MN.

Dean Rudy’s extensive experience in both operational and financial roles, particularly in manufacturing and growth-oriented companies, makes him a strong candidate for a board position. His skill set aligns well with the needs of a company seeking strategic guidance and financial acumen.

Operational Expertise:

●	Manufacturing and Operations Leadership: His 17-year tenure at Xerox, where he held various roles within the manufacturing organization, including general management, demonstrates his deep understanding of operations and supply chain management.
●	Process Improvement and Efficiency: His experience in implementing enterprise systems, streamlining processes, and improving KPIs indicates a focus on operational efficiency and cost reduction.
●	Growth Strategy and Execution: His success in scaling a Xerox division from $50M to $500M highlights his ability to drive growth and execute strategic initiatives.

Financial Acumen:

●	Financial Leadership: His roles as a controller and CFO at various companies demonstrate his expertise in financial planning, analysis, and reporting.
●	M&A Experience: While not explicitly mentioned, his experience in a rapidly growing company like Auction Direct USA suggests potential exposure to M&A activities and strategic transactions.
●	Risk Management and Compliance: His role as CFO would have required him to oversee risk management, compliance, and internal controls, making him well-versed in these areas.

Strategic Thinking and Problem-Solving:

●	Strategic Vision: His ability to identify growth opportunities and develop effective strategies is evident from his track record of scaling businesses.
●	Problem-Solving Skills: His experience in navigating complex operational and financial challenges demonstrates his ability to think critically and find innovative solutions.

Additional Attributes:

●	Strong Work Ethic and Dedication: His long tenure at Xerox and his consistent career progression indicate a strong work ethic and commitment to excellence.
●	Leadership and Teamwork: His experience in managing teams and collaborating with cross-functional groups suggests strong leadership and interpersonal skills.

In conclusion, Dean Rudy’s blend of operational and financial expertise, coupled with his strategic thinking and leadership skills, makes him a valuable asset to a company’s board. His experience in driving growth, improving efficiency, and managing complex organizations aligns well with the needs of a company seeking to enhance its performance and long-term value.

Current Class III Directors (Terms to Expire at the 2026 Annual Meeting)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Position(s) Held With Syntec Optics	Director Since
Al Kapoor	58	Chairman and Chief Executive Officer	2023

Al Kapoor has served as Chairman of optics-related businesses since he graduated from Harvard Business School in 1997. He has been engaged in finding, acquiring, and growing optics and photonics companies since then as a technology entrepreneur. He acquired his first advanced manufacturing company in Greater Rochester, New York, renamed it Syntec Optics, transformed it into a defense, biomedical, and consumer optics and photonics leader, and accelerated growth with add-on acquisitions. This deep technical and business experience has led to diverse relationships across the optics and photonics ecosystem – suppliers, customers, end users, venture capitalists, private equity managers, entrepreneurs, and executives. Al runs a monthly newsletter called PioneeringMinds on future industries, with a circulation of nearly 75,000 to executives across the country. He continues to invest in optics and photonics, from driverless cars, robotics, and virtual reality to sensors and terabit internet. He is also on the advisory council for MIT’s program to train and educate the workforce for new disruptions in Integrated Photonics, and on the US government’s over $1 billion investment in Silicon Photonics, AIM Photonics, in Upstate New York. Al has been invited to the White House on several occasions to participate in innovation policy discussions. Al studied engineering, finance, and business at 5 universities, earning an MBA from Harvard University and an MS from Iowa State University. We believe Mr. Kapoor is qualified to serve on the Syntec Optics Board based on his industry leadership and capital markets experience, including research and fundraising. In 2024 Al Kapoor delivered the keynote speech on the future of Optics and Photonics in Malaga, Spain.

Operational Expertise:

●	Transformational Leadership: His 30-year track record of acquiring a small manufacturing firm and transforming it into a vertically and horizontally integrated industry leader demonstrates deep capability in scaling operations and managing complex supply chains.
●	Product Development & Innovation: His early career leadership at Cummins Engine Company and advisory role at BMW’s R&D department highlight his hands-on experience in driving new product development and engineering excellence.
●	Execution of “Bolt-on” Strategy: His success in identifying, acquiring, and integrating add-on acquisitions proves his ability to execute complex operational consolidations that drive efficiency and market expansion.

Financial Acumen:

●	Capital Allocation & M&A: His history of founding and managing investment funds, coupled with his specific experience in “finding, acquiring, and growing” companies since 1997, demonstrates sophisticated skill in capital deployment and deal structuring.
●	Fundraising & Capital Markets: As the architect behind significant capital raises—including the leadership of special purpose acquisition vehicles—he possesses the specialized financial literacy required to navigate public market fundraising and investor relations.
●	Educational Foundation: His MBA from Harvard Business School and background in finance provide the theoretical backbone necessary for rigorous financial oversight and governance.

Strategic Thinking and Problem-Solving:

●	Visionary Foresight: His creation of PioneeringMinds and his dedicated research into future industries (from terabit internet to driverless cars) show an ability to anticipate market disruptions long before they become mainstream.
●	Policy & Ecosystem Influence: His advisory roles with the White House and MIT’s AIM Photonics program demonstrate a high-level strategic mindset that connects corporate goals with broader national innovation policies.
●	Cross-Disciplinary Synthesis: His unique educational background—spanning engineering, material science, robotics, and business—allows him to solve problems that require a synthesis of technical feasibility and commercial viability.

Industry Leadership:

●	Ecosystem Builder: His extensive relationships across the entire value chain—ranging from venture capitalists and private equity managers to customers and suppliers—position him as a central node in the optics industry, facilitating strategic partnerships.
●	Thought Leadership: His regular invitations to speak at major global forums and his widely circulated newsletter establish him as a recognized authority, enhancing the company’s brand and credibility in the marketplace.

In conclusion, Al Kapoor’s unique status as a “Founder-Technologist” combined with his aggressive track record in M&A and deep-seated industry influence makes him distinctly qualified to lead the Board. His ability to bridge the gap between high-level innovation policy and ground-level manufacturing execution ensures the company remains agile and forward-looking.

Independent Directors

Our Board has determined that Albert A. Manzone, Wally Bishop, and Brent Rosenthal are qualified to serve as independent directors. The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq’s rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq. The Board is responsible for ensuring that independent directors do not have a relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Syntec Optics or any subsidiary of Syntec Optics other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Syntec Optics or any subsidiary of Syntec Optics; and (3) not have participated in the preparation of the financial statements of Syntec Optics or any current subsidiary of Syntec Optics at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Syntec Optics’ balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Board Committees

Our Board has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. The audit committee met one times, the compensation committee met once, and the nominating and corporate governance committee met once in the fiscal year ended December 31, 2024.

Audit Committee

We have established an audit committee of the board of directors. Albert A. Manzone, Wally Bishop, and Brent Rosenthal serve as members of our audit committee, and Mr. Bishop chairs the audit committee. Brent Rosenthal serves on multiple audit committees, but the director board believes that his simultaneous service does not impair his ability to serve effectively, given his extensive experience. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Albert A. Manzone, Wally Bishop, and Brent Rosenthal meets the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Bishop qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

We have adopted an audit committee charter, which is available on request at InvestorRelations@syntecoptics.com. It details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing: (i) the independent registered public accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues; and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us.

Compensation Committee

We have established a compensation committee of the board of directors. Albert A. Manzone and Brent Rosenthal serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Albert A. Manzone, and Brent Rosenthal are independent, and Albert A. Manzone chairs the compensation committee.

We have adopted a compensation committee charter, which is available on request at InvestorRelations@syntecoptics.com. It details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

●	delegating certain administrative tasks, such as routine approvals of compensation adjustments within established guidelines, to the Chief Executive Officer or other designated officers, subject to the Committee’s oversight and approval.

Executive officers may participate in discussions and provide input on compensation matters, but the final authority for determining compensation and benefits rests with the Compensation Committee. The Committee may delegate certain administrative tasks to executive officers, such as processing payroll and administering benefit plans, but the Committee retains ultimate oversight and responsibility.

The composition and function of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Compensation Committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. No consultant was engaged by the Compensation Committee during the last fiscal year.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee, which currently consists of Brent Rosenthal and Wally Bishop, with Brent Rosenthal as chair. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors.

The functions of the Nominating and Corporate Governance Committee include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on our Board;

●	establishing a process for recommendation of director candidates by stockholders and publishing such process annually in our proxy statement;

●	considering nominations by stockholders of candidates for election to our Board;

●	annually reviewing the composition and organization of our Board’s committees and making recommendations to our Board for approval;

●	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles; and

●	reviewing annually the Nominating and Corporate Governance Committee charter.

The composition and function of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq’s rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on request at InvestorRelations@syntecoptics.com

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board assesses potential candidates to fill the perceived needs on our Board for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at the Secretary of Syntec Optics at 515 Lee Road, Rochester, New York 14606. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. The company has not paid any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, in the last fiscal year. The nominating committee intends to consider diversity in identifying nominees for director.

Board Leadership Structure and Role in Risk Oversight

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the Board leadership structure to ensure the interests of Syntec Optics and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Mr. Kapoor, as our Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Syntec Optics and our business. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for the Company at any given time.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s risk strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s) Held with Syntec Optics	Officer Since:
Al Kapoor	58	Chairman of the Board and Chief Executive Officer	2024
Dean Rudy	65	Chief Financial Officer	2024

Al Kapoor, see Al Kapoor’s biography under “Proposal 1 “ above.

Dean Rudy, see Dean Rudy’s biography under “Proposal 1 “ above.

Related Party Transactions

Compensation arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Indemnification Agreements with Directors and Officers

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Syntec Optics’ second amended and restated certificate of incorporation provides for indemnification of Syntec Optics’ directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and its bylaws provide for indemnification of Syntec Optics’ directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Code of Ethics

We adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws which was filed with the SEC as an exhibit to the registration statement on form S-1 filed with the SEC in connection with our IPO (File No. 333-260090). You can review the code by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Related Person Transactions Policy

The Company paid no management fee or commissions to any executives or directors in 2024. The Company pays compensation for non-employee directors. In 2024, 77,320 RSUs were paid to each of the three non-employee directors.

Material Legal Proceedings

There are no material legal proceedings in which a director, executive officer, or any associate of these parties is adverse to the Company or has a material interest adverse to the Company.

Family Relationships

There are no family relationships between any of the following:

●	Director
●	Executive Officer
●	Person nominated or chosen to be a director or officer

Legal Events

There are no legal events involving any of the Company’s directors, executive officers, and nominees during the last ten years that are material to the person’s ability or integrity.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Syntec Optics and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of Syntec Optics at 515 Lee Road, Rochester, New York 14606. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and person who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. our knowledge we believe that all other Section 16(a) filing requirements were met timely in fiscal year 2024.

EXECUTIVE AND DIRECTOR COMPENSATION OF SYNTEC OPTICS

This section describes the material components of the executive compensation program for certain of Syntec’s executive officers (the “Target PEOs and NEOs”) and directors. This discussion may contain forward- looking statements that are based on Syntec’s current plans, considerations, expectations and determinations regarding future compensation programs.

There are no agreements and arrangements between any director or nominee for director, and any person or entity other than the Company relating to compensation or other payment in connection with the director or nominee’s candidacy or service.

The Company has not adopted any practices or policies regarding the ability of its employees, including officers, or directors (or any of their designees) to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities that are either:

● Granted to the employee or director as compensation.

● Held, directly or indirectly, by the employee or director.

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of its securities by directors, officers, and employees (or the company itself) that are reasonably designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards.

Syntec’s compensation program is designed to align executives’ compensation with Syntec’s business objectives and the creation of stockholder value, while helping Syntec to continue to attract, motivate and retain individuals who contribute to the long-term success of the company. Syntec’s compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation.

The following are the summaries of the compensation and awards of current PEOs, NEOs, and Directors.

Summary Compensation Table – Fiscal Year 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Al Kapoor	2024	48,103							48,103
Chief Executive Officer	2023	0							0
Dean Rudy	2024	81,098							81,098
Chief Financial Officer	2023	0							0

(1)	The amounts reported in this column represent discretionary bonuses awarded to each executive for performance during 2024.
(2)	The amounts reported in this column reflect the grant date fair value of stock option awards granted in 2024.
(3)	This amount reflects the Syntec Optics’ matching contribution to the executive’s account under the Syntec Optics’ 401(k) plan for 2024.

Outstanding Equity Awards as of December 31, 2024

There were no outstanding equity awards held by any of the named executive officers as of December 31, 2024.

Defined Contribution Plans

As part of its overall compensation program, Syntec Optics provides all full-time employees, including each of the target PEOs and NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Syntec’s current practice is to match 50% of an employee’s contributions to the plan up to 6% of the employee’s compensation.

Director Compensation Table – Fiscal Year 2024

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Al Kapoor	2024	0						0
Chairman	2023	318,334						318,334
Albert A. Manzone	2024		150,000					150,000
Director	2023
Wally Bishop	2024		150,000					150,000
Director	2023
Brent Rosenthal	2024		150,000					150,000
Director	2023
Dean Rudy	2024
Director	2023

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Syntec Optics Holdings, Inc. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2024.

2.	The Audit Committee has discussed with representatives of CBIZ, Inc., the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.	The Audit Committee has discussed with CBIZ, Inc., the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Audit Committee of Syntec Optics Holdings, Inc.

Albert A. Manzone

Wally Bishop

Brent Rosenthal

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock as of the Record Date:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. In computing the number of shares of Common Stock beneficially owned by a person or entity and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise noted, the address of each beneficial owner is c/o Syntec Optics Holdings, Inc., 515 Lee Road, Rochester, NY 14606.

The beneficial ownership of Common Stock is based on 36,920,226 shares of Common Stock issued and outstanding as of the Record Date.

Beneficial Ownership Table

Name and Address of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	%
5% Holders & Executive Officers and Directors:
Al Kapoor	30,631,090	82.97%
Wally Bishop	102,320	0.28%
Brent Rosenthal	102,320	0.28%
Albert A. Manzone	102,320	0.28%
Dean Rudy

PROPOSAL 2

RATIFICATION OF ACCOUNTANTS

Independent Registered Public Accounting Firm

The Audit Committee of the Board, or the Audit Committee, has appointed CBIZ, Inc. as our independent registered accounting firm for the fiscal year ending December 31, 2025. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm; however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders. Representatives of the principal accountant for the current and last fiscal years are available upon request at InvestorRelations@syntecoptics.com to respond to appropriate questions.

Fees Billed to the Company in fiscal years 2024 and 2023

The Audit Committee has reappointed CBIZ, Inc. as our registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. The following is a summary of fees paid by us for professional services rendered by CBIZ, Inc. for the fiscal year ended December 31, 2024 and for the fiscal year ended December 31, 2023.

	2024	2023
Audit fees (1)	$471,045	$227,309
Audit related fees (2)	$37,310	$–
Tax fees (3)	$24,000	$–
All other fees (4)	$15,975	$–
Total fees	$548,330	$227,309

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)	All other fees consist of fees billed for services not associated with audit or tax.

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by CBIZ, Inc., and the fees to be paid to CBIZ, Inc., in 2024 and 2023 were approved by the Audit Committee.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by us to our registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by us at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were preapproved by the Audit Committee.

Approval Required

The approval of this Proposal 2 will require the affirmative vote of the holders of a majority of the voting power of the total votes cast, represented in person or by proxy, at the Annual Meeting. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the vote of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CBIZ, INC. AS THE COMPANY’S independent registered accounting firm FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 3

APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS (RSUS) PURSUANT TO SECTION 6 OF THE 2023 EQUITY INCENTIVE PLAN;

The Company proposes a grant of Restricted Stock Units (RSUs) to non-employee directors pursuant to Section 6 of the 2023 Equity Incentive Plan.

For 2025, the Company will grant to a non-employee director $100,000 in RSUs. For the Company’s three non-employee directors, the total of 150,000 RSUs will be available for grant. This grant will utilize approximately $300,000 in RSUs from the Company’s 2023 Equity Incentive Plan.

Employee RSU Grants

As of the Record Date, this grant will utilize 0 RSUs from the 2023 Equity Incentive Plan in 2025. The RSUs will be granted to eligible employees based on their organizational level and performance. The vesting of RSUs will be a combination of time-based and performance-based vesting. Performance-based vesting will be tied to the achievement of specific financial metrics, such as EBITDA and sales growth. Our Board believes that it is in the best interests of the Company and our stockholders to grant restricted stock units (RSUs) pursuant to section 6 of the 2023 Equity Incentive Plan. The plan’s salient features include:

●	Compensation to support primary corporate goals

◌	Double digit revenue growth

◌	EBITDA of 20+ % of revenue

◌	Delivering consistent stockholder value

●	Focused primarily on corporate results for Revenue (30% weighting) and earnings (70% weighting)

●	Combining multiple elements, covering short term / long term as well as cash & equity based

◌	RSU – Restricted Stock units:

●	time-based vesting providing employee motivation to join and stay on the team

●	Performance based annual targets (for officers and core management team only)

◌	Profit sharing – quarterly based and include every employee, building a corporate culture of success and focus

◌	Payout ranges designed to set expectations of employees and create a high-performance organization

Restricted Stock Unit Plan Purpose:

Syntec Optics desires to attract and retain top talent by offering equity compensation through RSUs.

Employee Eligibility:

RSUs will be granted to all eligible active full time employees at the start of the RSU plan and to new full time employees upon completion of 90 days of service.

Granting RSUs:

1. Grant Date:

The company’s Compensation Committee decides to grant RSUs to eligible employees on an annual basis, in the month of August each year including the approval for RSU grants to new employees (pro-rated by month to the following August).

2. Number of RSUs:

Each employee is awarded Restricted Stock Units (RSUs) according to their role, performance, and other relevant factors. These factors are evaluated by the leadership team to categorize each employee into one of the designated groups listed below. The target value of the shares is calculated by multiplying the employee’s annual base salary by the target percentage of their annual pay. This target value is then converted into a specific number of shares based on the stock price on the day before the grant date.

Target % of Annual Salary

	Time Based	Performance Based	Total
Officer	15.00%	15.00%	30.00%
Core Management	12.50%	12.50%	25.00%
Key Contributor	20.00%		20.00%
Manager	15.00%		15.00%
Individual Contributor	5.00%		5.00%

3. Vesting Schedule time based:

Time based RSUs are subject to a vesting schedule to incentivize employees to stay with the company. The Vesting schedule would depend on the employees tenure as shown below. Management feels that for the first award it is important to have some amount vest immediately for most employees in order to make the value of the RSU compensation “real”. This instant value would also have value as most employees have not had any salary increase during the last three inflationary years. This could be reevaluated for subsequent awards in following years.

	Years of tenure
Vesting Schedule	>10 Yrs	6-10 Yrs	2-5 Yrs	Under 2 Yrs
At Grant	25.00%	15.00%	5.00%	0.00%
At 12 Months	25.00%	28.30%	31.70%	33.30%
At 24 Months	25.00%	28.30%	31.70%	33.30%
At 36 Months	25.00%	28.30%	31.70%	33.30%

4. Performance based units:

The performance-based units would be awarded and vested just after the annual financials are available and would be dependent on year-over-year revenue growth and the Adjusted EBITDA as a percentage of revenue as follows:

	Percent of base salary
	EBITDA	Revenue	Total
Officers	10.50%	4.50%	15.00%
Core Management	8.80%	3.70%	12.50%

	Full Year Adjusted EBITDA % Rev
Final Percentage	<18.00%		18.00%		20.00%		22+	%
Payout Multiple of Target	0.0	X	0.5	X	1.0	X	1.2	X

	Year-Over-Year Revenue Growth %
Final Percentage	<9.00%		9.00%		10.00%		11+	%
Payout Multiple of Target	0.0	X	0.5	X	1.0	X	1.2	X

5. Clawback Provisions:

The company will have a clawback provision in the RSU agreement that allows it to reclaim vested RSUs should an employee be fired for cause.

6. Payment upon Vesting:

When RSUs vest, they convert into actual shares of company stock. The employee receives these shares after a brief holding period to calculate and cover withholdings and taxes (net settlement method). The company withholds a portion of the shares to cover withholdings and payroll taxes due on the vesting of the RSUs.

7. Termination of Employment:

If an employee’s employment ends with the company before their RSUs vest, they forfeit the unvested RSUs.

8. Accounting and Reporting:

The company records the expense of the RSUs in its financial statements over the vesting period, based on the fair value of the RSUs at the grant date. It is important to note that these are book charges only with no impacts to cash.

9. Communications and Compliance:

The company ensures that the RSU program complies with regulatory requirements (such as SEC rules for public companies) and communicates the details of the RSU grants to employees through formal grant agreements and plan documents.

10. Tax Consequences:

For Employee Tax Consequences
At Award	None
At Vesting	Ordinary Income For Units At Stock Value On That Date
Sell Stock Within 12 Months of Vesting	Short-Term Capital Gains
Sell Stock After 12 Months of Vesting	Long-Term Capital Gains

Non-Employee Directors RSU Grants

In addition to employee RSU grants, the plan also includes grants of RSUs to non-employee directors. Each non-employee director shall receive $100,000 RSUs annually. Non-employee director compensation also includes $50,0000 cash annually. For 2025, the Company will grant to a non-employee director $100,000 in RSUs. For the Company’s three non-employee directors, the total of 150,000 RSUs will be available for grant. This grant will utilize approximately $300,000 in RSUs from the Company’s 2023 Equity Incentive Plan.

The Company has a deferral election in RSU grant under consideration.

Interest of Certain Persons in Matters to be Acted Upon

Each officer and director of the Company has an interest in Proposal 3 as they will be granted RSUs under the RSU plan if Proposal 3 is approved.

APPROVAL REQUIRED

The approval of this Proposal 3 will require the affirmative vote of holders of a majority of the voting power represented in person or by proxy at the Annual Meeting. Accordingly, abstentions will have the effect of a vote “AGAINST” this Proposal and broker non-votes will have no effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE GRANT OF RESTRICTED STOCK UNITS (RSUS) PURSUANT TO SECTION 6 OF THE 2023 EQUITY INCENTIVE PLAN;

PROPOSAL 4

PROPOSAL TO AMEND THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SYNTEC OPTICS HOLDINGS, INC. TO MODIFY VOTING REQUIREMENTS

The Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to modify voting requirements as follows:

ARTICLE VI – AMENDMENT OF BYLAWS

Current Language:

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Amended and Restated Certificate, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws, provided, further, that, in the case of any proposed adoption, amendment or repeal of any provisions of the Bylaws that is approved by at least two-thirds (2/3) of the Whole Board and submitted to the stockholders for adoption thereby, then only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any such provision of the Bylaws.

Proposed Amendment:

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Amended and Restated Certificate, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VII – SECTION 7.2(c): REMOVAL OF DIRECTORS

Current Language:

No director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Proposed Amendment:

Notwithstanding the classified board structure, any director may be removed from the Board of Directors with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Removal without cause may also be effected by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE IX – SECTION 9.1: ACTION BY WRITTEN CONSENT

Current Language:

No Action by Written Consent of Stockholders. No action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders of the Corporation by written consent in lieu of a meeting.

Proposed Amendment:

Action by Written Consent of Stockholders. Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders and shall be deemed to be the record of the stockholders’ action for all purposes.

ARTICLE XI – AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

Current Language:

Section 11.1 General. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of this Amended and Restated Certificate (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote (but subject to Section 2 of Article IV hereof), but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate (including any Certificate of Designation), and subject to Sections 1 and 2.1 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 1 of this Article XI, Sections 1.2 and 2 of Article IV, or Article V, Article VI, Article VII, Article VIII, Article IX, Article X or Article XII (the “Specified Provisions”); provided, further, that, if two-thirds (2/3) of the Whole Board has approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class (in addition to any other vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate, including any Certificate of Designation), shall be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

(a) directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, or otherwise alter, any provision of this Amended and Restated Certificate relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class A Common Stock; or

(b) authorize, or issue any shares of, any class or series of capital stock of the Corporation having the right to more than one (1) vote for each share thereof.

Section 11.2 Changes to or Inconsistent with Section 3 of Article IV. Notwithstanding any other provision of this Amended and Restated Certificate (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate (including any Certificate of Designation), the affirmative vote of the holders of Class A Common Stock representing at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of Class A Common Stock shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of this Article XI.

Proposed Amendment:

Section 11.1 General. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation.

Approval Required

The approval of this Proposal 4 will require the affirmative vote of holders of a majority of the voting power of all of the Common Stock outstanding and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TO AMEND THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SYNTEC OPTICS HOLDINGS, INC.

ADDITIONAL INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2024 (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Syntec Optics Holdings, Inc., 515 Lee Road, Rochester, New York 14606, Attn.: Secretary. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2024 and certain other related financial and business information are contained in our Annual Report, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement and Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Syntec Optics Holdings, Inc., 515 Lee Road, Rochester, New York 14606 Attn.: Secretary, or at (585) 768-2513. Any stockholder who wants to receive a separate copy of this proxy statement or Annual Report, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Submitting Proxy Proposals and Director Nominations for the 2026 Annual Meeting

Proposals to be Considered for Inclusion in the Company’s 2026 Proxy Materials

In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2026 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at our principal executive offices, 515 Lee Road, Rochester, New York 14606, Attn.: Secretary, no later than August 12, 2026, and (2) concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Nominations and Other Business to be Brought Before the 2026 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that stockholders intend to present at the 2026 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders, must be received by the Company at our principal executive offices, 515 Lee Road, Rochester, New York 14606 Attn.: Secretary, not earlier than the close of business on September 22, 2026, and not later than the close of business on October 22, 2026. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the later than the close of business of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made by the Company. In addition, a stockholder’s notice must include the information required by our Bylaws with respect to each director nomination or proposal of other business that such stockholder intends to present at the 2026 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by November 21, 2026, which is 60 days prior to the anniversary date of the 2025 Annual Meeting.

By Order of the Board of Directors,

/s/ Al Kapoor
Al Kapoor
Chairman of the Board and Chief Executive Officer

Rochester, New York

December 8, 2025

To assure that your shares are represented at the Annual Meeting, please either (a) vote over the Internet following the instructions provided in this proxy statement, (b) vote by telephone by calling Colonial Stock Transfer Company, Inc. at (801) 355-5740 or (c) complete, sign, date and promptly return the proxy card to Syntec Optics Holdings, Inc.

If you have any questions or require any assistance in voting your shares, please call:

Colonial Stock Transfer Company, Inc.

7840 S 700 E, Sandy, UT 84070

801-355-5740

EXHIBITS

No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation
3.3	Form of Third Amended and Restated Certificate of Incorporation
10.5	2023 Equity Incentive Plan
99.2	Video of Keynote Address by Al Kapoor, Chairman and CEO of Syntec Optics Holdings, Inc., at the Global Photonics Forum 2024, Málaga, Spain, available at: https://www.youtube.com/watch?v=N7q8xzKkZYw

SYNTEC OPTICS

Voting Instructions

You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

<Shareholder Name>
<Shareholder Address1>
<Shareholder Address2>
<Shareholder Address3>

Control #: 0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VOTE BY INTERNET – www.colonialstock.com/syntec2026

- You can view the Syntec Optics Holdings, Inc. Annual Report and Proxy Statement and submit your vote online at the website listed above up until 7:00 PM ET on 1/19/2026. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 7:00 PM ET on 1/19/2026.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the internet OR telephone, mark, sign and return your proxy ballot Colonial Stock Transfer, 7840 S 700 E, Sandy, UT 84070
- Votes by mail must be received by 1/19/2026.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Jon P. Doe and Robert B. Frost, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Syntec Optics Holdings, Inc. (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD VIRTUALLY AT **www.colonialstock.com/syntec2026** ON JANUARY 20, 2026, AT 5:00 P.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below:

	For All	Withhold All	For All Except	To withhold authority to vote for any any individual nominee(s), mark "For All Except" and write the number(s of the nominee(s) on the line below.
1. Election of Directors Nominees: 1) Wally Bishop 2) Albert A. Manzone	☐	☐	☐	______________

	For	Against	Abstain
2. To ratify the appointment of CBIZ Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2025;	☐	☐	☐
3. To approve the grant of Restricted Stock Units (RSUs) pursuant to Section 6 of the 2023 Equity Incentive Plan;	☐	☐	☐
4. To amend the Second Amended and Restated Certificate of Incorporation	☐	☐	☐
5. To consider and vote upon a proposal to consider any other business that may properly come before the meeting or any adjournment or postponement thereof	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, 3, 4, and 5. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1, 2, 3, 4, and 5.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

Signature	Date	Signature (Joint Owners)	Date